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                                COMDIAL CORPORATION AND SUBSIDIARIES
                                                                                          EXHIBIT 11

                        SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                              Years Ended December 31,
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                                                     1999              1998             1997
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
BASIC
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Net income applicable to common shares:               $7,854,000      $17,154,000       $5,719,000
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Weighted average number of common
     shares outstanding during the period              8,916,842        8,794,584        8,654,466
Add - Contingency shares                                  17,082           42,017           29,324
         Deferred shares                                  13,635            6,756                -
                                                     ----------------------------------------------
Weighted average number of shares used in cal-
     culation of basic earnings per common share       8,947,559        8,843,357        8,683,790
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Basic earnings per common share:                           $0.88            $1.94            $0.66
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DILUTED
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Net income applicable to common shares - basic:       $7,854,000      $17,154,000       $5,719,000
===================================================================================================

Weighted average number of shares used in cal-
     culation of basic earnings per common share       8,947,559        8,843,357        8,683,790
Add (deduct) incremental shares representing:
     Shares issuable based on period-end market
        price or weighted average price:
        Stock options                                     41,521          237,713           83,563
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Weighted average number of shares used in calcula-
     tion of diluted earnings per common share         8,989,080        9,081,070        8,767,353
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Diluted earnings per common share                          $0.87            $1.89            $0.65
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